Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

PARTNER AGREEMENT

1. Defined Terms

“Agreement” means this Partner Agreement and any Exhibits attached hereto.

“Athena” means athenahealth, Inc., a Delaware corporation, located at 311 Arsenal Street, Watertown, Massachusetts 02472, and its subsidiaries.

“athenaNet” means Athena’s Internet-based athenaNet® multi-user platform, together with software functionality and associated databases.

“Athena Services” means software enabled services provided by Athena, [***].

“Claim” means [***].

“Confidential Information” means information that is disclosed by one Party to the other and that the receiving Party knows is confidential to the disclosing Party or that is of such a nature that someone familiar with the type of business of the disclosing Party would reasonably understand is confidential to it. Without limitation, Confidential Information includes trade secrets; inventions; drawings; file data; documentation; diagrams; specifications; know-how; processes, formulas, models; flow charts; software completed or in various stages of development; source codes; abject codes; research and development procedures; test results; marketing techniques and materials; marketing and development plans; price lists; pricing policies; business plans; information relating to clients and/or suppliers’ identities, characteristics, and agreements; all data contained In Partner’s systems or athenaNet (not including Personal Information or PHI); financial information and projections; and information belonging to clients of a Party or other third parties to which a Party owes a duty of confidentiality. Notwithstanding the foregoing, Confidential Information does not include Personal Information, PHI, or Information that the receiving Party can demonstrate: (a) is in the public domain or is generally publicly known through no improper action or inaction by the receiving Party; (b) was rightfully in the receiving Party’s possession or known by It prior to receipt from the disclosing Party; (c) is rightfully disclosed without restriction to the receiving Party by a third party without violation of obligation to the disclosing Party; or (d) is independently developed for the receiving Party without use of the Confidential Information of the disclosing Party.

“Effective Date” means January 10,2014.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, and associated regulations, as they may be amended from time to time.

“Intellectual Property Rights” means any and all rights comprising or relating to: (i) patents, patent disclosures, and inventions (whether patentable or not); (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith; (iii) authorship rights, copyrights and copyrightable works (including computer programs), and rights in date and databases; (iv) trade secrets, know-how, and other confidential information; and (v) all other intellectual property rights, in each case whether registered or unregistered and Including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection provided by applicable law in any jurisdiction throughout the world.

“Interface” means an electronic interface and associated technology to permit data exchange between athenaNet and Partner’s systems to enable efficient use of Partner Services by Athena clients. [***]

“Partner” means Phreesia, Inc., a Delaware corporation, located at 432 Park Avenue South, New York, NY 10016.

“Partner Services” means Partner’s patient self-check-in solutions that interface with its clients’ technology platforms (i.e. practice management systems, electronic medical record systems, accounting systems), and allow patients to perform various functions, such as verifying and updating demographic or insurance information, signing authorization forms, making payments, completing questionnaires, and indicating arrival for appointments.

“Party” means Athena or Partner. “Parties” means Athena and Partner.

“Personal Information” means any information that a Party collects, receives, or obtains, from or on behalf of a client that does or can identify a specific individual or by or from which a specific individual may be Identified, contacted, or located, such as the individual’s name; address; social security number; driver’s license number or state-issued identification card number; financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to an individual’s financial account; and any other information relating to an identified or identifiable individual.

“PHI” means “protected health information” as that term is used under HIPAA.

“Pilot” means the pilot program that will allow the Parties to evaluate the use of Partner Services by Athena clients through access and use of the Interface.

“Pilot Completion Date” means the date set forth in Exhibit A.

2. More Disruption Please Program

a. Pilot. Athena shall notify certain eligible clients of the opportunity to benefit from Partner Services through the Pilot. The Parties will follow the guidelines described in Exhibit A while performing the Pilot. At a minimum, Exhibit A will include the detailed activities and responsibilities of the Parties in connection with the Pilot, the dates during which the Pilot will be in effect, and key performance indicators for the Pilot. [***]

b. Pricing. Partner will determine in its sole discretion the list price for Partner Services. [***]

c. Pricing Discounts. [***]

d. Interface. Athena will [***] to develop and make available the Interface. The Interface will function substantially in accordance with the technical specifications developed by Athena and provided to Partner prior to Pilot Completion Date which shall be deemed incorporated by reference into Exhibit C hereto (the “Technical Specifications”). [***] Upon the successful completion of the Pilot, Athena agrees to provide the Interface to eligible clients of Athena and Partner who request its implementation on a mutually agreed-upon process and schedule.

e. Clients. Upon being contacted by an eligible Athena client that expresses interest in receiving Partner Services, Partner shall make available to that client an agreement for the provision of Partner Services which shall contain at a minimum the material terms and conditions applicable to the client’s use of Partner Services consistent with the purpose of this Agreement. That agreement shall also contain a valid business associate agreement as required by HIPAA authorizing Partner to act as a business associate of the client. Partner shall be solely responsible for ensuring that it has obtained a fully executed agreement for each client and shall provide a copy to Athena upon written request.

f. Coordination of Efforts. The Parties will work in good faith to coordinate technical, sales, and support functions in connection with the Pilot and Interface. Partner will provide a reasonable level of training and support to Athena staff to enable Athena staff to promote Partner Services to Athena clients, [***] Each Party will maintain an individual responsible for managing its relationship with the other.

Each such individual will be reasonably available to discuss matters of mutual concern with the other Party at its request. Each Party will promptly advise the other of complaints or claims from clients that come to their attention regarding the other’s services, provided that neither Party is required to disclose Confidential Information or to waive any privilege. Each Party will timely address such client issues in accordance with its standard processes and procedures. Neither Party shall be responsible for any support of the other’s services.

g. Marketing Materials: Publicity. The Parties may engage in the following mutually agreed upon marketing and promotional activities: (i) public statements about the inter-operability of, or other relationship between, the Parties’ products and services; (ii) collaboration activities and public statements about such collaboration activities; (iii) promotion of the other Party’s products and services on each Party’s website; and (iv) joint attendance/sponsoring of trade shows, conventions, conferences, and other events agreed to by the Parties. [***].

h. Code of Conduct. Partner will endorse and use commercially reasonable efforts to support Athena’s Health Information Industry Code of Conduct set forth at http://www.athenaheatth.com/codeofconduct/.

3. Relationship of the Parties

a. Freedom of Choice. Neither Party will require any existing or prospective clients to purchase the products or services of the other, nor will either Party condition any of its products or services on the purchase of the products or services of the other, except to the extent that the Interface is specific to the products or services of the other. Each Party may market its services in the ordinary course of business, and nothing in this Agreement shall preclude either Party from entering into similar business arrangements with any other party or parties.

b. Independent Status. Nothing contained in this Agreement will be construed to create an agency, joint venture, partnership, or like relationship between the Parties, it being specifically agreed that their relationship is and will remain that of independent parties to a contractual relationship as set forth in this Agreement.

c. Non-exclusivity. This Agreement is a non-exclusive agreement. Both Parties acknowledge that the other Party may be developing and may develop products or services that may compete with each other.

d. Client Relationships. [***] Nothing in this Agreement shall preclude either Party from entering into business relationships (which may be similar to the arrangements in this Agreement) with any other party regardless of whether such other party offers competitive products and services to Athena Services.

e. [***].

f. Provision of Services. Athena is the sole provider of Athena Services, and Partner is the sole provider of Partner Services. Neither Party shall have any responsibility or liability to the other for the delivery by each Party of its respective services. Nothing contained in this Agreement shall have any effect on the client agreements or other arrangements between a Party and its clients, including without limitation the nature of services provided or the Invoicing for such services.

4. Interface

a. Licensed Uses. Subject to the terms and restrictions set forth In this Agreement, Athena grants Partner a limited, non-exclusive, non-transferrable (except as set forth herein), and non-sublicensable right to access and use the Interface in connection with Partner Services for the sole purpose of interfacing with Athena Services. Partner’s access and use of the Interface is subject to certain limitations on access, calls, and use as set forth in this Agreement, on https://developer.athenahealth.com/, or as otherwise provided by Athena to Partner. [***].

b. [***].

c. Authorized Users. Partner will limit access to and use of the Interface to its employees and consultants and other individuals, corporations, or entities that have been granted access to the Interface by Athena and with respect to which Partner has obtained reasonable assurances that they will comply with the terms and conditions of this Agreement. [***].

d. Testing; Quality Assurance. Athena and Partner shall agree on a testing schedule for the Interface. All testing shall be performed with dummy data which is not personally identifiable. The Parties shall conduct quality assurance testing to determine whether the data is sent and received correctly through the Interface. [***]

e. Maintenance of Interface. Each Party will exercise [***] efforts to build and maintain developments, or, to the extent applicable and within its authority, cause its third-party system vendor to exercise [***] efforts to build and maintain developments, In its software and systems designed to function with the Interface. If a Party, or its systems vendor, releases a new version of its software or systems, that Party will use commercially reasonable efforts to prevent those new versions from interfering with the functionality of the Interface or, to the extent within its authority, cause its systems vendor to do so. Athena shall monitor and manage the Interface to optimize availability for Partner. If Athena receives notice that the Interface is unavailable or not working properly, then Athena [***] restore the availability and operation of the Interface for access and use by Partner.

f. Troubleshooting. Both Parties will exercise [***] efforts to resolve any integration problems that may arise in an expeditious and prioritized manner, direct the focus of all such efforts toward the resolution of the problem at hand and restoration of the mutual client’s business operations to a satisfactory state, and conduct business ethically and professionally. Each Party shall seek to preserve and protect the good reputation of the other Party, the other Party’s systems, and the operation of the Interface.

g. Limitations on Obligations. Athena may update or modify athenaNet or the Interface from time to time [***] and Partner may update or modify the Partner Services from time to time. Each Party acknowledges that these updates and modifications may adversely affect the functionality of the Interface and that the Interface may be limited by practical problems that exceed the commercially reasonable obligations of the Parties [***]. Except as provided herein, neither Party will be responsible for the action or inaction of other entities or for events outside of its reasonable control.

h. Free Access. Athena is committed to free and open access to the Interface. However, providing the Interface does have real costs for Athena. Athena cannot guarantee that access to the Interface will always be free. Athena reserves the right to charge fees for future use of or access to the Interface upon [***] to Partner.

i. Third Parties. To the extent that any software, hardware, equipment, or other electronic system is necessary for use of the Interface by a Party and licensed to such Party by a third party, that Party will arrange for any required licenses or permissions from such third party to access and use the Interface. Athena may use subcontractors to perform its obligations under this Agreement or require Partner to interface with third- party systems for proper functionality of the Interface. The Parties will be liable for the acts or omissions of their respective subcontractors under this Agreement.

5. Compliance with Laws

a. PHI. Neither Party is the business associate of the other. If a Party requires PHI from the other to perform its obligations hereunder, and to the extent that the operation of any Interface capability as to any mutual client involves the disclosure or use of PHI by the other Party, each Party requesting or receiving such PHI agrees to: (i) obtain the written authorization of the client of all such disclosures and uses of information of that client and that client’s patients; (ii) enter with the client into an agreement that complies with the applicable business associate provisions required by the privacy standards promulgated pursuant to the HIPAA prior to obtaining any PHI and requires that any patient consent that may be required by law for such disclosures and uses Is obtained by the client; and (iii) adopt and enforce appropriate physical, administrative, and technical measures to maintain privacy and security of such information in accordance with HIPAA and all other applicable taw. Any PHI of a client unintentionally or incidentally disclosed to the other Party shall be held in confidence by the other Party in accordance with applicable law. Each Party will take reasonable steps to limit Its request or requirement from the other Party of any client’s PHI to such information as is reasonably necessary for such uses as the client and the appropriate business associate provisions have authorized.

b. Personal Information. Each Party acknowledges and agrees that, in the course of performance of this Agreement, it may receive or have access to Personal Information. Each Party shall comply with the terms and conditions set forth in this Agreement in Its collection, receipt, transmission, storage, disposal, use and disclosure of such Personal Information and be responsible for the unauthorized collection, receipt, transmission, access, storage, disposal, use and disclosure of Personal Information under its control or in its possession.

c. Communications Involving PHI. In connection with any transfer of Personal Information or PHI between them in the operation of the Interface, each Party: (i) will transfer such Personal Information or PHI only through use of a dedicated connection to which they are the only authorized parties or such other method of communication, such as encrypted communication, between them as offers an equivalent level of security and authentication of the recipient; (ii) will not permit any third party to use any such connection to the extent that such use is within that Party’s control; and (iii) will take adequate and reasonable steps to ensure that access to that Personal Information and PHI at each facility that Party has Is limited to authorized personnel of that Party.

d. Data Transmissions. Each Party will take [***] to ensure that data transmissions between them in the operation of the Interface that contain any Personal Information or PHI are [***] and each Party will take [***] to retransmit any such data transmission to the other Party upon discovery that the original transmission has been lost in transmission or is corrupted. If either Party receives data from the other and is informed or believes that such data was not intended for it, the receiving Party will notify the sender, promptly take effective steps to return such data, or at the direction of the other Party immediately and permanently delete such data from its systems.

e. Compliance with Laws. Each Party represents that its collection, access, use, storage, disposal, and disclosure of Personal Information and PHI does and will comply with all applicable federal and state laws and regulations, including HIPAA and federal and state privacy and data security laws. [***] If, in the course of performance of this Agreement, a Party has access to or will collect, access, use, store, process, dispose of or disclose credit, debit, or other payment cardholder information, that Party shall at all times remain in compliance with the Payment Card Industry Data Security Standard (“PCI DSS”) requirements [***].

f. Anti-Fraud and Abuse Law Compliance. By entering into this Agreement, the Parties specifically intend that no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business. If any part of this Agreement is determined to violate federal, state, or local laws, rules, or regulations, the Parties agree to negotiate in good faith revisions to the provision or provisions that are in violation. [***].

g. [***].

6. Confidentiality

a. Non-Disclosure. Each Party, to the extent that it receives Confidential Information of the other Party, will take [***] to hold such Confidential Information in confidence and not to use it or disclose it or willingly allow it to be used by or disclosed, directly or indirectly, to any other person or entity, except [***].

b. [***].

7. Intellectual Property

a. Pre-Existing Intellectual Property. Athena is the sole and exclusive owner of athenaNet, Athena Services, and the Interface. Partner is the sole and exclusive owner of Partner Services. Nothing contained In this Agreement shall be construed to have the effect of transferring any Intellectual Property Rights of one Party to the other.

b. Feedback. Each Party agrees that advice, feedback, criticism, or comment given by it to the other Party relating to the other Party’s intellectual property are given to that Party without claim of intellectual property right, may be used by the receiving Party freely and without restriction, and will not enable the giving Party to claim any interest in or ownership of the other Party’s intellectual property or Intellectual Property Rights.

c. Trademark Usage. Each Party acknowledges the other Party’s exclusive right, title, and interest in and to such other Party’s trademarks, service marks, trade dress, trade names, logos, corporate names and domain names (collectively, the “Marks”). Each Party grants to the other Party a limited, worldwide license to use and distribute, during the term of this Agreement, its Marks [***].

8. Data Ownership and Use

a. Ownership. Data (including, but limited to, [***] of data) transmitted under this Agreement, together with all Intellectual Property Rights in such data, shall be owned as follows: [***].

b. Use. Each Party may use data that it does not own but that it receives under this Agreement solely as follows, and for no other commercial use: (i) as necessary to perform its obligations under this Agreement; (ii) as expressly permitted under this Agreement; (iii) as permitted under each applicable agreement between that Party and any third party that owns such data: and (iv) for that Party’s internal administrative purposes related to treatment, payment, and healthcare operations (as defined in and allowed by HIPAA and other applicable laws).

c. Consent. If not already covered under another agreement Partner shall require that each medical provider that will have data submitted to Partner under this Agreement provide his or her prior written consent to such submission [***].

9. Term and Termination

a. Term. This Agreement will have an initial term of one year from the Effective Date and will automatically renew for consecutive one-year terms unless terminated as provided under this Agreement.

b. Termination for Convenience. Either Party may terminate this Agreement with or without cause by providing the other Party with at least [***].

c. Termination for Breach. Either Party may terminate this Agreement [***] if: (i) the other Party defaults in performance of any material provision of this Agreement, and such default is not cured within a period of 30 days after written notice describing the specific default; (ii) voluntary or involuntary proceedings are commenced for the bankruptcy, receivership, insolvency, winding up, or dissolution of the other Party or for the assignment of such Party’s assets for the benefit of creditors; or (iii) any right of the other Party under this Agreement becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency.

d. [***].

e. [***].

10. Disclaimers

a. General Disclaimers. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS AGREEMENT, ALL WARRANTIES, EXPRESS OR IMPLIED, WHETHER IN FACT, BY OPERATION OF LAW, STATUTORY, OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, DESIGN, AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE IN TRADE), ARE HEREBY DISCLAIMED IN THEIR ENTIRETY.

b. Specific Disclaimers. PARTNER’S USE OF THE INTERFACE IS AT ITS SOLE RISK. THE INTERFACE IS PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS. [***].

11. Limitations of Liability

a. Exclusion of Indirect Damages. EXCEPT AS OTHERWISE PROVIDED IN SECTION 11(C) AND FOR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 12. NO PARTY SHALL, IN ANY EVENT, REGARDLESS OF THE FORM OF CLAIM, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECULATIVE, OR CONSEQUENTIAL DAMAGES [***].

b. Cap on Monetary Liability. EXCEPT AS OTHERWISE PROVIDED IN SECTION 11(C), IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED [***].

c. Exclusions, The exclusions and limitations set forth in this Section 11 shall not apply to: (i) Claims arising out of or relating to a Party’s breach of Section 5 (Compliance with Laws), 6 (Confidentiality), 7 (Intellectual Property), or 8 (Data Ownership and Use); or (ii) the grossly negligent acts or omissions or willful misconduct of either Party in performing its obligations under this Agreement

d. Sole Remedy. This Section 11 sets forth each Party’s sole liability and entire obligation and each Party’s exclusive remedy for any Claim that is brought against the breaching Party. Each Party acknowledges that the remedies set forth above are reasonable and will not fail of their essential purpose.

12. Indemnification

a. Indemnification. Subject to the limitations imposed by Section 11, each Party shall indemnify, defend, and hold harmless the other Party [***] from and against any and all third party lawsuits and causes of action and all resulting Claims to the extent that such Claims relate to or arise out of the Party’s: (i) breach of this Agreement; (ii) violation of any applicable law or regulation; or (iii) infringement of any Intellectual Property Right of a third party (except to the extent such Claims relates to or arises out of [***].

b. Indemnification Procedure. The indemnified Party shall promptly notify the indemnifying Party in writing of any Claim. The indemnifying Party shall assume control of the defense and investigation of such Claim and shall employ counsel of its choice to handle and defend the Claim, at its sole cost and expense. The indemnified Party may participate in and observe the proceedings [***]. The [***].

13. Miscellaneous

a. Notices. All notices required or permitted hereunder (except for e-mail notices permitted in Section 4) will be in writing addressed to the respective Parties as set forth above, or such other address as the intended recipient may designate from time to time by notice, and will be deemed received when [***].

b. Force Majeure. Neither Party will be liable to the other Party for any natural disasters beyond its control, [***].

c. Assignment. Neither Party shall [***]. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding upon, and be enforceable against, each of the Parties hereto and their respective successors and assigns.

d. Entire Agreement. This Agreement, including Exhibits A, B, and C attached hereto and incorporated herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and may only be amended by a written agreement signed by both Parties hereto.

e. Waiver. Any waiver of any obligation under, or any breach of, this Agreement must be in writing and signed by each of the Parties [***].

f. Enforceability. If any provision of this Agreement is held to be unenforceable or overly broad, such unenforceability shall not render any other provision unenforceable, and the court or tribunal making such determination shall modify such provision so that the provision will be enforceable to the broadest extent permitted by law.

g. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the Parties shall survive such expiration or other termination to the extent necessary to carry out the intention of the Parties under this Agreement.

h. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PARTNER		ATHENAHEALTH, INC.

By:	/s/ Thomas Altier	By:	/s/ Kyle Armbrester
Name: Thomas Altier		Name: Kyle Armbrester
Title: CFO		Title: VP

EXHIBIT A

Pilot Guidelines

[***]

EXHIBIT B

Pricing Discounts

[***]

EXHIBIT C

Technical Specifications

[***]

Revenue Share Addendum

[***]

Amendment and Revenue Share Addendum No. 2

[***]